SECOND AMENDMENT TO THE RIDER TO AMENDED AND RESTATED
REVENUE SHARING AND NOTE PURCHASE AGREEMENT

May 10, 2019

Reference is hereby made to: (a) the Revenue Sharing and Note Purchase Agreement, originally dated as of February 14, 2014, and amended and restated as of December 24, 2014 (as so amended and restated, the “Original Agreement”; and, the Original Agreement, as supplemented by the Amended Rider referred to below and otherwise amended, restated, supplemented or modified from time to time, the “Agreement”), by and among ANDREA ELECTRONICS CORPORATION, a New York corporation (the “Company”), AND34 FUNDING LLC, as collateral agent (the “Collateral Agent”), and the financial institutions party thereto as “Purchasers”; and (b) the Rider to the Amended and Restated Revenue Sharing and Note Purchase Agreement, originally dated as of August 10, 2016 as amended by that certain First Amendment to the Rider to Amended and Restated Revenue Sharing and Note Purchase Agreement dated October 24, 2017 (as amended or modified from time to time, the “Original Rider”), by and among the Company, the Collateral Agent and the Purchasers party thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Agreement as supplemented by the Original Rider.

This Second Amendment to the Original Rider (this “Second Amendment”; together with the Original Rider, as amended by this Second Amendment, the “Amended Rider”) is dated as of May 10, 2019, and, upon execution by the parties identified on the signature pages hereto, will hereafter be part of the Original Agreement and the Original Rider.

WHEREAS, the Company has requested to amend the Original Rider as contemplated hereby; and

WHEREAS, the Collateral Agent, the Revenue Participants party hereto and the Noteholders party hereto are willing to amend the Original Rider, subject to the terms and conditions set forth below.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree to amend the Original Rider as follows:

1. Amendment to Recitals to the Original Rider. The parenthetical in the second recital of the Original Rider is hereby amended and restated in its entirety to read as follows:

(including the 2016 Notes (as defined below) and the 2019 Notes (as defined below), hereafter, the “Additional Notes”)

2. Amendment to Section C.l to the Original Rider. Section C.1 of the Original Rider is hereby amended and restated in its entirety as follows:

C.1. Purchase and Sale of Additional Notes.

C.1.1. On August 10, 2016 (the “Rider Date”) and from time to time thereafter as provided herein, the Company agreed to issue and sell, and each Note Purchaser agreed to purchase additional Notes (the “2016 Notes”) in an aggregate original principal amount of up to $7,500,000. The Company acknowledges and agrees that a portion of the 2016 Notes in an aggregate principal amount equal to $7,400,000 has already been purchased and sold under the Original Agreement (as supplemented by the Original Rider).

C.1.2. On and after May 10, 2019, the Company agrees to issue and sell, and each Note Purchaser agrees to purchase, additional Notes (the “2019 Notes”) in an aggregate original principal amount not to exceed $4,000,000, bringing the total availability of Additional Notes to an aggregate principal amount of $4,100,000 (excluding any PIK Interest).

C.1.3 Any Additional Note shall be in a minimum amount of $100,000, and the Company may not request Additional Notes to be acquired more than one time in any calendar month. The purchase and sale of the Additional Notes will occur at least 10 Business Days after which a written request is received by the Note Purchasers at the addresses set forth on Schedule 9.3 to the Original Agreement or by such other means (including by electronic mail) as may be agreed upon by the parties hereto, subject to the terms and conditions hereof. Additional Notes shall be payable in immediately available funds by wire transfer to the deposit account of the Company as identified in writing by the Company to the Note Purchasers. No Note Purchaser shall be responsible for any default by any other Note Purchaser in its obligation to purchase Additional Notes hereunder. The Company may subsequently request, and the Note Purchasers may in their sole discretion agree to, the sale and purchase of Additional Notes in excess of such amount. The obligation of each Note Purchaser to purchase Additional Notes shall be subject to the satisfaction of the conditions contained in Section 3.3 of the Original Agreement and the delivery of such other documents as reasonably requested by the Collateral Agent and/or the Note Purchasers (including, without limitation, customary resolutions and legal opinions and confirmation of collateral matters). The proceeds of the Additional Notes shall be applied solely to the payment of Monetization Expenses (or to reimburse the Company for the payment of Monetization Expenses).

3. Amendment to Section C.3.1. to the Original Rider. Section C.3.1 of the Original Rider is hereby amended to replace the reference to “August 31, 2020” to “August 31, 2022”.

4. Reaffirmation of Original Rider and the Agreement. Except as expressly amended hereby, each of the Original Rider and the Original Agreement, as amended by the Original Rider, and the other Documents shall continue in full force and effect. This Second Amendment, the Original Agreement and the Original Rider shall hereafter be read and construed together as a single document, and all references in the Agreement, any other Document or any agreement or instrument related to the Agreement shall hereafter refer to the Original Agreement as amended by Amended Rider. This Second Amendment and the Amended Rider each shall constitute a Document.

5. Incorporation by Reference. EACH PARTY HERETO HEREBY AGREES THAT THE PROVISIONS OF SECTIONS 9.7, 9.8 and 9.9 OF THE ORIGINAL AGREEMENT SHALL APPLY TO THIS SECOND AMENDMENT AND THE AMENDED RIDER.

6. Execution in Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or by electronic .pdf copy of an executed counterpart of a signature page to this Second Amendment shall be effective as delivery of an original executed counterpart of this Second Amendment. The Collateral Agent may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Original Rider to the Original Agreement to be duly executed and delivered as of the day of the year first above written.

ANDREA ELECTRONICS CORPORATION,
as the Company

By:
Name: Corisal Guiffre
Title: Vice President and CFO

AND34 FUNDING LLC,
as a Revenue Participant

By:
Name: CONSTANTINE M. DAKOLIAS
Title: PRESIDENT

AND34 FUNDING LLC,
as a Noteholder

By:
Name: CONSTANTINE M. DAKOLIAS
Title: PRESIDENT

AND34 FUNDING LLC,
as Collateral Agent

By:
Name: CONSTANTINE M. DAKOLIAS
Title: PRESIDENT